Exhibit 99.1

SUPREME COURT OF THE STATE OF NEW YORK

COUNTY OF QUEENS

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IN RE AMERICAN MEDICAL ALERT CORP. SHAREHOLDER LITIGATION	: : : x	Index No. 700661/2011

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT OF CLASS ACTION AND SETTLEMENT HEARING

TO: ALL RECORD AND BENEFICIAL HOLDERS OF THE COMMON STOCK OF American Medical ALERT CORP. ("AMAC" OR THE "COMPANY") AT ANY TIME BEGINNING AND INCLUDING SEPTEMBER 22, 2011, THROUGH AND INCLUDING DECEMBER 21, 2011, THE EFFECTIVE DATE OF THE CONSUMMATION OF the Transaction BETWEEN AMAC AND TUNSTALL HEALTHCARE GROUP LIMITED ("THGL") AND MONITOR ACQUISITION CORP. (TOGETHER WITH THGL, "TUNSTALL"), PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. YOU MAY BE AFFECTED BY A PROPOSED SETTLEMENT OF CLASS ACTION LITIGATION.

This Notice of Pendency and Proposed Settlement of Class Action and Settlement Hearing ("Notice") was authorized and approved by the Supreme Court of the State of New York, County of Queens (the "Court"). This Notice, however, is not an expression of opinion by the Court as to the merits of any claims or defenses asserted by any party in this class action litigation. This Notice is sent for the sole purpose of informing you of the proposed Settlement,1 which is contingent on final approval by the Court. If approved, the Settlement will end litigation of the Actions. This is not a solicitation from a lawyer.

On August 2, 2012, the Court preliminarily approved the proposed Settlement between the Parties.

The Settlement provides, in part, for: (i) certain supplemental disclosures adopted by AMAC, which disclose further information regarding the status of third-party solicitations, management's analysis regarding those solicitations and their reasons for discontinuing the third-party solicitations process, and AMAC's negotiations with Tunstall and the Board's decision-making process leading to their approval of the Transaction based on the financial condition and prospects of AMAC as well as strategic alternatives to the Transaction; (ii) mutual release of claims; and (iii) the payment of attorneys' fees and reimbursement of expenses to Plaintiffs' Counsel.

Plaintiffs and Defendants vigorously disagree on both whether Plaintiffs could have prevailed at trial and the recovery, if any, that could have been achieved for the Settlement Class if Plaintiffs had prevailed at trial. Plaintiffs believe the claims alleged in the Actions have merit. Defendants deny all of Plaintiffs' allegations of wrongdoing and deny they have any liability whatsoever. Continued litigation of the Actions could have resulted in either dismissal or loss at trial. In reaching this Settlement, however, Plaintiffs and Defendants have avoided the costs, time, expense, distraction, and risks associated with continued litigation, including the danger of no recovery.

Your rights and options are explained in this Notice. A summary of your rights is set forth below. Please note that the date of the Settlement Hearing is subject to change without further notice.

The Court in charge of this case must decide whether to approve the Settlement.

1 Except as expressly provided herein, all capitalized terms shall have the same meanings and/or definitions as set forth in the Stipulation of Settlement dated as of July 13, 2012 (the "Stipulation") and filed with the Court on July 13, 2012.

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Subject to the Order of the Court, pending final determination of whether the Settlement should be approved, Plaintiffs and all members of the Settlement Class, or any of them, are barred and enjoined from commencing, prosecuting, instigating, or in any way participating in the commencement or prosecution of any action asserting any Released Claim against any Released Person.

YOUR LEGAL RIGHTS AND OPTIONS IN THIS SETTLEMENT:
OBJECT	You may write to the Court if you do not like this Settlement.

GO TO THE SETTLEMENT HEARING	You may ask to speak to the Court about your concerns relating to the Settlement at the Settlement Hearing.

DO NOTHING	You may do nothing. If you do nothing and the Settlement is approved, you will give up any rights that you had to sue Defendants and the other Released Persons relating to the legal claims in the case. You will remain a member of the Settlement Class and be bound by the Judgment of the Court.

DEADLINES	The Settlement Hearing will take place on November 27, 2012 at 9:30 a.m.

MORE INFORMATION	More information concerning the Settlement can be obtained by writing to Plaintiffs' Counsel.

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WHAT DOES THIS NOTICE CONTAIN

BASIC INFORMATION		1

1.	Why Did I Get this Notice Package?	1

2.	What Is this Lawsuit About?	1

3.	Why Is this a Class Action?	2

4.	Why Is There a Settlement?	2

5.	How Do I Know if I Am Part of the Settlement?	6

6.	What Are the Exceptions to Being Included?	6

7.	I Am Still Not Sure if I Am Included.	6

8.	What Benefits Were Obtained as Part of the Settlement?	7

THE LAWYERS REPRESENTING YOU		7

9.	Do I Have a Lawyer in this Case?	7

10.	How Will the Lawyers Be Paid?	8

THE SETTLEMENT HEARING		8

11.	When and Where Will the Court Decide Whether to Approve the Settlement?	8

12.	Do I Have to Come to the Hearing?	8

13.	May I Speak at the Hearing?	9

IF YOU DO NOTHING		9

14.	What Happens if I Do Nothing at All?	9

OBJECTING TO THE SETTLEMENT		9

15.	How Do I Tell the Court that I Do Not Like the Settlement?	9

GETTING MORE INFORMATION		10

16.	Are There More Details About the Settlement?	10

17.	How Do I Get More Information?	10

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BASIC INFORMATION

1.	Why Did I Get this Notice Package?

You or someone in your family may have held AMAC common stock during the period beginning on September 22, 2011 through and including December 21, 2011, the date of close of the Transaction between AMAC and Tunstall Healthcare Group Limited ("THGL") and Monitor Acquisition Corp. (together with THGL, "Tunstall"). The Court directed that you be sent this Notice because, if you are a member of the Settlement Class, you have a right to know about the proposed settlement of a class action lawsuit, and about all of your options before the Court decides whether to approve the Settlement. This package describes the lawsuit, the Settlement, and your legal rights.

2.	What Is this Lawsuit About?

On September 28, September 30, and October 24, 2011, respectively, three class action complaints were filed on behalf of AMAC's public shareholders entitled: (1) Kent v. American Medical Alert Corp., Index No. 700661/2011 filed in the Court (the "Kent Action"); (2) Fauci v. Rhian, Index No. 700769/2011 filed in the Court (the "Fauci Action," together with the Kent Action, the "Actions"); and (3) the related case pending in the Supreme Court of the State of New York, Nassau County entitled Weiss v. American Medical Alert Corp., Index No. 6011341/2011 (the "Weiss Action," collectively with the Actions, the "Related Actions"). The Related Actions allege various claims for breach of fiduciary duty and seek, among other things, injunctive relief in connection with the Transaction.

The Settlement is the product of: (i) Plaintiffs' Counsel's independent investigation into the Transaction; (ii) Plaintiffs' Counsel's review of certain discovery material produced by Defendants at the request of Plaintiffs' Counsel; and (iii) Plaintiffs' Counsel's determination that the Settlement of the Related Actions is in the best interests of the Settlement Class.

If the Court approves the Settlement, all members of the Settlement Class will release claims, including any claims relating to the Transaction or to matters alleged in the Actions, against the Defendants and certain others who are related to Defendants ("Released Persons"). The exact terms of the release are contained in the Stipulation, which may be inspected during business hours at the office of the Clerk of the Court.

3.	Why Is this a Class Action?

In a class action, one or more persons sue on behalf of people who have similar claims. These people are collectively referred to herein as the Settlement Class. The Court has appointed Plaintiffs to act as representatives of the Settlement Class. The Court will resolve the issues for all the members of the Settlement Class.

4.	Why Is There a Settlement?

THE FOLLOWING RECITATION DOES NOT CONSTITUTE FINDINGS OF THE COURT. IT IS BASED ON STATEMENTS OF THE PARTIES AND SHOULD NOT BE UNDERSTOOD AS AN EXPRESSION OF ANY OPINION OF THE COURT AS TO THE MERITS OF ANY OF THE CLAIMS OR DEFENSES RAISED BY ANY OF THE PARTIES.

On September 22, 2011, AMAC announced that it had entered into a definitive merger agreement (the "Merger Agreement") whereby Tunstall agreed to purchase all of the outstanding shares of common stock of AMAC for $8.55 per share in cash and a Contingent Payment Right ("CPR") (the "Transaction"). Upon completion of the Transaction, AMAC became a wholly owned subsidiary of Tunstall.

On September 28, 2011, Joseph Weiss, an AMAC shareholder, filed Weiss v. American Medical Alert Corp., et al., Index No. 601134/2011 (the "Weiss Action") in Supreme Court of the State of New York, County of Nassau, on behalf of AMAC shareholders, challenging the Transaction and naming as defendants the Directors and AMAC. The Weiss complaint contends that the Directors breached their fiduciary duties (and that AMAC aided and abetted these breaches) by recommending the Transaction to AMAC shareholders because the consideration is allegedly unfair and sales process was allegedly defective.

On September 30, 2011, Diane Kent, another AMAC shareholder, filed Kent v. American Medical Alert Corp., et al., Index No. 700661/2011 (the "Kent Action") in Supreme Court of the State of New York, County of Queens, on behalf of AMAC shareholders, also challenging the Transaction and naming the same defendants as in the Weiss Action, plus Tunstall. Like the Weiss Action, the Kent Action also contends that the AMAC Defendants breached their fiduciary duties (and that AMAC and Tunstall aided and abetted these breaches) by recommending the Transaction, which allegedly fails to adequately compensate AMAC shareholders and is the alleged product of an unfair sales process.

On October 24, 2011, Joyce Fauci, another AMAC shareholder, filed Fauci v. Rhian, et al., Index No. 700769/11 in Supreme Court of the State of New York, County of Queens (the "Fauci Action"; together with the Kent Action and Weiss Action, the "Actions"), on behalf of AMAC shareholders, also challenging the Transaction and naming the same defendants as in the Weiss Action. Like the Weiss Action, the Fauci Action also contends that the Directors breached their fiduciary duties (and that AMAC aided and abetted these breaches) by recommending the Transaction, which allegedly fails to adequately compensate AMAC shareholders and is allegedly the product of an unfair sales process.

The Actions alleged, among other things, that some or all of the AMAC Defendants breached fiduciary duties owed to the shareholders of AMAC in connection with the Transaction;

On November 2, 2011, the Company filed a preliminary proxy on Form PREM-14A (the "Preliminary Proxy") with the U.S. Securities and Exchange Commission (the "SEC"), in which it announced that the members of AMAC's board of directors unanimously supported the Transaction and recommended that AMAC shareholders adopt the Merger Agreement.

On November 17, 2011, the Company filed a definitive proxy on Form DEFM-14A (the "Definitive Proxy") with the SEC in which it set a shareholder vote on the Transaction for December 21, 2011.

On November 18, 2011, AMAC produced to counsel for plaintiffs certain document discovery, including a redacted copy of the final September 2011 presentation from Houlihan Lokey Capital, Inc. ("Houlihan Lokey"), the Company's financial advisor, to the AMAC board of directors regarding the Transaction.

On November 23, 2011, after reviewing certain public filings and other discovery, counsel for plaintiffs served a settlement demand letter on counsel for AMAC and the Directors, proposing certain terms and conditions under which plaintiffs would consider an offer to settle the Actions.

On November 29, 2011, the Court entered an order consolidating the Kent and Fauci Actions and appointing Robbins Umeda LLP and Levi & Korsinsky LLP as co-lead counsel.

On December 12, 2011, the parties negotiated and agreed to a Memorandum of Understanding to settle the Actions with the terms of such settlement to be memorialized in this Stipulation of Settlement.

On December 13, 2011, the Defendants filed certain additional disclosures to the Definitive Proxy Statement ("Supplemental Disclosures") on Form 8-K with the SEC.

On December 21, 2011, the Transaction closed upon obtaining the necessary shareholder approval.

The Settlement set forth in the Stipulation was only reached after arm's-length negotiations between the parties who were all represented by counsel with extensive experience and expertise in shareholder class action litigation. During the negotiations, all parties had a clear view of the strengths and weaknesses of their respective claims and defenses. Plaintiffs and their counsel have concluded that the additional disclosures have provided AMAC shareholders with information sufficient to make a fully-informed decision as to whether to vote in favor of the Transaction. As a result, Plaintiffs and their counsel believe that the Settlement is in the best interest of the Settlement Class.

The Plaintiffs believe that the claims asserted in the Actions have merit and that evidence developed to date by Plaintiffs' Counsel based upon their extensive review of, among other things, information about (i) AMAC and its financial performance and (ii) the history and underlying documents concerning the Transaction. However, the Plaintiffs and their counsel recognize and acknowledge the expense and length of continued proceedings necessary to prosecute the Actions against Defendants through trial and appeals. Accordingly, the Stipulation, and any and all exhibits or documents referred to herein, any terms or representations herein or therein, and any action taken to carry out the Stipulation, are not, and shall in no event be construed or deemed to be, evidence of, or an admission or a concession by, the Plaintiffs or Plaintiffs' Counsel of a lack of fault, liability or damages caused by any Defendant.

The Plaintiffs and their counsel also have taken into account the uncertain outcome and the risk of any litigation, especially in complex actions such as the Actions, as well as the difficulties and delays inherent in such litigation. The Plaintiffs and their counsel are also mindful of the inherent problems of proof and possible defenses to the violations asserted in the Actions. The Plaintiffs and their counsel believe that the settlement set forth in the Stipulation confers immediate, substantial benefits upon the Settlement Class members. Based on their evaluation, the Plaintiffs and their counsel have determined that the settlement set forth in this Stipulation is in the best interests of the Settlement Class.

Defendants deny each and all of the claims and contentions alleged in the Actions. Defendants expressly deny any wrongdoing, fault or liability against them arising out of any of the events, transactions, conduct, statements, acts or omissions alleged, or that could have been alleged, in the Actions, deny that they committed any violation of law, deny that they breached, or aided and abetted any breach of, any fiduciary duty or other duty, deny that they acted improperly in any way, deny that the Plaintiffs or the Settlement Class have suffered any damages and deny that the Plaintiffs or the Settlement Class were harmed by the conduct alleged in the Actions or by any conduct of the Defendants. Defendants believe that they acted properly at all times and that the Actions have no merit. Accordingly, the Stipulation and any and all exhibits or documents referred to herein, or any terms or representations herein or therein, or any action taken to carry out the Stipulation, are not, and shall in no event be construed or deemed to be, evidence or an admission or a concession by Defendants, of fault, liability or damages caused by any Defendant.

Nonetheless, Defendants have concluded that further conduct of the Actions could be protracted and expensive. Defendants have taken into account the uncertainty and risks inherent in any litigation, especially in complex matters such as the Actions. Defendants have, therefore, determined that it is desirable and beneficial to them that the Actions be settled in the manner and upon the terms and conditions set forth in this Stipulation, in order to: (i) avoid the substantial expense, inconvenience and distraction of continued litigation, (ii) dispose of potentially burdensome and protracted litigation and (iii) put to rest and terminate the Released Claims.

5.	How Do I Know if I Am Part of the Settlement?

For purposes of the Settlement, the Court has preliminarily certified a Settlement Class consisting of all holders of common stock of AMAC (excluding Defendants in the Related Actions, their immediate families and their affiliates), from September 22, 2011 through and including the date the Transaction was consummated, December 21, 2011, together with their predecessors and successors and assigns.

6.	What Are the Exceptions to Being Included?

You are not a member of the Settlement Class if you are: (i) a Defendant; (ii) a member of an Individual Defendants' immediate family; or (iii) any person over whom any Defendant exercises sole or exclusive control.

7.	I Am Still Not Sure if I Am Included.

If you are still not sure whether you are included as a member of the Settlement Class, you can ask for free help. You can call or write to Plaintiffs' Counsel at the following address for more information: Robbins Umeda LLP, 600 B Street, Suite 1900, San Diego, California 92101, Telephone: (619) 525-3990, Facsimile: (619) 525-3991; or Levi & Korsinsky, LLP, 30 Broad Street, 15th Floor, New York, New York 10004, Telephone: (212) 363-7500, Facsimile: (212) 363-7171; or Wolf Haldenstein Adler Freeman & Herz LLP, 270 Madison Avenue, New York, New York, 10016, Telephone: (212) 545-4600, Facsimile: (212) 545-4653.

8.	What Benefits Were Obtained as Part of the Settlement?

In consideration for the agreement to dismiss the Released Claims with prejudice, and for entry of the Final Judgment, on December 13, 2011, AMAC filed certain Supplemental Disclosures to the Definitive Proxy on Form DEF14A with the SEC, as a result of the prosecution of the Actions and negotiations with the counsel for the plaintiffs in the Actions. The Supplemental Disclosures added to the total mix of information and Plaintiffs contend that the Supplemental Disclosures provided the Settlement Class with the opportunity to make a fully informed vote on the Transaction.

THE LAWYERS REPRESENTING YOU

9.	Do I Have a Lawyer in this Case?

The Court appointed the following law firm to represent the named Plaintiffs and all the Settlement Class:

ROBBINS UMEDA LLP

600 B Street, Suite 1900

San Diego, CA 92101

Telephone: (619) 525-3990

Levi & Korsinsky, LLP

30 Broad Street, 15th Floor

New York, NY 10004

Telephone: (212) 363-7500

If you want to be represented by your own lawyer, you may hire one at your own expense.

10.	How Will the Lawyers Be Paid?

Plaintiffs' Counsel have neither received any payment for their services in prosecuting the Related Actions on behalf of Plaintiffs and the Settlement Class, nor have Plaintiffs' Counsel been reimbursed for their out-of-pocket expenses incurred to date. After resolving the substantive terms of the Settlement, the Parties negotiated an amount of attorneys' fees and expenses to compensate Plaintiffs' Counsel for their work in achieving the benefits of this Settlement. Subject to Court approval, Defendants shall pay $375,000 to Plaintiffs' Counsel for Plaintiffs' attorneys' fees and expenses. Neither you nor any other member of the Settlement Class is personally liable for Plaintiffs' attorneys' fees and expenses. The award of attorneys' fees and expenses approved by the Court, will be the only payment to Plaintiffs' Counsel for their efforts in achieving this Settlement and for their risk in undertaking this representation on a wholly contingent basis.

THE SETTLEMENT HEARING

11.	When and Where Will the Court Decide Whether to Approve the Settlement?

The Court will hold a hearing to decide whether to approve the Settlement. The Settlement Hearing will be held before the Honorable Justice Orin R. Kitzes at 9:30 a.m., on November 27, 2012, at the Supreme Court of the State of New York, County of Queens, located at 88-11 Sutphin Boulevard, Room 116, Jamaica NY 11435. At the Settlement Hearing, the Court will consider whether the Settlement is fair, reasonable, and adequate. If there are objections, the Court will consider them. If the Settlement is approved, the Court will also consider whether to approve the payment of Plaintiffs' attorneys' fees and expenses. The Court may decide these issues at the Settlement Hearing or take them under advisement to issue a written opinion. We do not know how long these decisions will take.

12.	Do I Have to Come to the Hearing?

No. Plaintiffs' Counsel will answer questions the Court may have. But you are welcome to come at your own expense. If you send an objection, you do not have to come to Court to talk about it. As long as you mailed your written objection on time, the Court will consider it. You may also pay your own lawyer to attend, but it is not necessary.

13.	May I Speak at the Hearing?

If you are member of the Settlement Class who has submitted a written objection, you may ask the Court for permission to speak at the Settlement Hearing. To do so, you must mail a letter called a "Notice of Intention to Appear at Settlement Hearing in In re American Medical Alert Corp. Shareholder Litigation, Index No. 70066/2011.” Be sure to include your name, address, telephone number, your signature, and the number of shares of AMAC common stock you held and what date you acquired your shares. Your Notice of Intention to Appear must be received no later than November 13, 2012, by the Clerk of the Court and Plaintiffs' Counsel, at the addresses listed in Question 15.

IF YOU DO NOTHING

14.	What Happens if I Do Nothing at All?

If you do nothing, you will still be bound by the judgment of the Court. That means that you will not be able to start a lawsuit, continue with a lawsuit, or be part of any other lawsuit against the Released Persons about the same claims and issues in the Actions if the Settlement is approved by the Court.

OBJECTING TO THE SETTLEMENT

15.	How Do I Tell the Court that I Do Not Like the Settlement?

You can tell the Court that you do not agree with the Settlement or some part of it. Objecting is simply telling the Court that you do not like something about the Settlement. If you are a member of the Settlement Class, you can object to the Settlement if you do not like any part of it. You must give reasons why you think the Court should not approve it. The Court will consider your views. Any objection must be in writing and include your name, address, telephone number, your signature, and the number of shares of AMAC common stock you held at any time from September 22, 2011, through and including December 21, 2011. If you are represented by counsel, your objection must also include the name, address, and telephone number of your counsel. Any objection to the Settlement must be mailed or delivered so as to be received no later than November 13, 2012, to:

The Court:

Clerk of the Court
Supreme Court of the State of New York

County of Queens, Commercial Division

88-11 Sutphin Boulevard

Jamaica NY 11435

Counsel for Plaintiffs:

ROBBINS UMEDA LLP
Attn: Stephen J. Oddo

600 B Street, Suite 1900
San Diego, CA 92101

LEVI & KORSINSKY, LLP

Attn: Douglas E. Julie

30 Broad Street, 15th Floor

New York, NY 10004

GETTING MORE INFORMATION

16.	Are There More Details About the Settlement?

This Notice summarizes the proposed Settlement. This summary is qualified by, and subject to, the detailed terms of the Stipulation together with its Exhibits dated July 13, 2012.

17.	How Do I Get More Information?

There is additional information concerning the Settlement available in the Stipulation which may be inspected during business hours at the office of the Clerk of the Court. For further information regarding this settlement you may contact Representative Plaintiff's Counsel at 1 (800) 350-6003.

DO NOT TELEPHONE THE COURT REGARDING THIS NOTICE

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